Exhibit 99.1

FOR IMMEDIATE RELEASE
March 1, 2007

Novell Reports Preliminary Financial Results for First Fiscal Quarter 2007

•   Linux Platform Products recognized revenue grows 46% year-over-year, invoicing grows 659%
•   Balance sheet strengthened through increased operating cash flow

WALTHAM, Mass. – March 1, 2007 – Novell, Inc. (NASDAQ:NOVL) today announced preliminary financial results for its first fiscal quarter ended January 31, 2007. These financial results are preliminary because Novell, during the third fiscal quarter of 2006, began a self-initiated, voluntary review of the company's historical stock-based compensation practices and related potential accounting impact. The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the stock-based compensation review and should be considered preliminary until Novell files its Form 10-Q report for the third fiscal quarter ended July 31, 2006, its Form 10-K report for the full fiscal year ended October 31, 2006, and its Form 10-Q report for the first fiscal quarter ended January 31, 2007.

Financial Results

For the first fiscal quarter 2007, Novell reported net revenue of $230 million, compared to net revenue of $242 million for the first fiscal quarter 2006. The loss available to common stockholders from continuing operations in the first fiscal quarter 2007 was $20 million, or $0.06 loss per common share. This compares to income available to common stockholders from continuing operations of $4 million, or $0.01 per diluted common share, for the first fiscal quarter 2006.

On a non-GAAP basis, which includes stock-based compensation as described below, adjusted loss available to common stockholders from continuing operations for the first fiscal quarter 2007 was $3 million, or $0.01 loss per common share. This compares to non-GAAP adjusted income available to common stockholders from continuing operations of $4 million, or $0.01 per diluted common share, for the first fiscal quarter 2006.

During the first fiscal quarter 2007, Novell reported $15 million of revenue from Linux* Platform Products, up 46% year-over-year, and $91 million of invoicing, up 659% year-over-year. Revenue from Identity and Access Management was $24 million, down 7% year-over-year. Combined revenue from Open Enterprise Server and products related to NetWare® declined 18% from the year ago period.

“We are very pleased with our first quarter Linux results and momentum, ” said Ron Hovsepian, President and CEO of Novell. “We have made good progress toward implementing our strategic initiatives and achieving our key fiscal year 2007 milestones. Overall, our quarterly results were mixed and we will need to improve our execution in our identity, security and systems management businesses. We feel confident that we are on the right path to put Novell on target for sustained profitability. ”

Cash, cash equivalents and short-term investments were $1.8 billion at January 31, 2007, up from $1.5 billion last quarter. Days sales outstanding in accounts receivable was 57 days at the end of the first fiscal quarter 2007, down from 59 days in the year ago quarter. Deferred revenue was $728 million at the end of the first fiscal quarter 2007, up $361 million, or 98%, from the prior year. Cash flow from operations was $348 million for the first fiscal quarter 2007, up from $25 million from the first fiscal quarter 2006. Both deferred revenue and cash flow from operations were up from the prior year due to the Microsoft agreement completed in the quarter.

Full details on Novell's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial schedules that are a part of this release.

Update on Stock-Based Compensation Review

Novell's previously announced, self-initiated review of its historical stock-based compensation practices, which is being conducted by the Audit Committee of its Board of Directors with the assistance of independent outside counsel, is on-going. Novell expects to file its Form 10-Q report for the third fiscal quarter ended July 31, 2006, its Form 10-K report for the full fiscal year ended October 31, 2006, and its Form 10-Q report for the first fiscal quarter ended January 31, 2007, following the conclusion of the review.

Update on Preliminary Full Fiscal Year 2006 Results

Because of the stock-based compensation review, the financial results of the third and fourth fiscal quarters 2006 and full fiscal year 2006 remain preliminary. We are required to revise results for those periods as a result of material changes in estimates. Accordingly, an increase of $15 million in other accrued liabilities as a result of a change in estimate identified during the first fiscal quarter 2007 must be recognized as an expense in the third fiscal quarter 2006.

Similarly, a decrease of $2 million in accrued compensation as a result of a change in estimate identified during the first fiscal quarter 2007 must be recognized as a reduction of expense in the fourth fiscal quarter 2006. As a result, the following changed in the full fiscal year 2006:

  Cost of revenue and operating expenses decreased a combined $13 million,
  Income available to common stockholders from continuing operations decreased from $21 million, or $0.06 per diluted common share, to $7 million, or $0.02 per diluted common share, and
  Non-GAAP adjusted income available to common stockholders from continuing operations of $29 million increased to $30 million, and adjusted income per diluted common share of $0.08 remained unchanged.

Financial Outlook

Novell management reiterates the following financial guidance:

For the full fiscal year 2007:

  Net revenue is expected to be between $945 million and $975 million.
  On a non-GAAP basis, adjusted income from operations is expected to be between breakeven and $10 million, excluding an estimated $35 million to $45 million in stock-based compensation expense.
  Novell is targeting fourth fiscal quarter 2007 exit rate operating margins, as described below, of between 5% and 7%.
For the full fiscal year 2008:
  Novell is targeting fourth fiscal quarter 2008 exit rate operating margins of between 12% and 15%.
Exit rate operating margins are defined as an annualized run rate expense level at the end of the period that, when compared to the full fiscal year's revenue, would result in a pro forma operating margin for the year.

Non-GAAP Financial Measures

To supplement Novell's preliminary consolidated unaudited condensed financial statements presented in accordance with GAAP and to better reflect comparative quarter-over-quarter and year-over-year operating performance, Novell uses non-GAAP financial measures of adjusted diluted income (loss) available to common stockholders from continuing operations and adjusted diluted income (loss) per common share from continuing operations, which reflect the exclusion of certain expenses and gains, and adjusted diluted weighted average shares outstanding. Novell's financial outlook uses a non-GAAP income from operations measure. These non-GAAP financial measures do not replace the presentation of Novell's GAAP financial results but are provided to improve overall understanding of current financial performance and prospects for the future.

Novell considers non-GAAP adjusted diluted income (loss) available to common stockholders from continuing operations to be after-tax income (loss) generated from continuing operations excluding certain non-recurring or non-core items such as, but not limited to, restructuring expenses, asset impairments, actual and estimated litigation judgments and settlements, the write-off of acquired in-process research and development, and gains (losses) on the sale of business operations, long-term investments and property, plant and equipment.

In the full fiscal year 2006, Novell excluded stock-based compensation expense from non-GAAP adjusted diluted income (loss) available to common stockholders from continuing operations for transition purposes following the adoption of FAS 123R, "Accounting for Stock-Based Compensation," to provide investors with an easier comparison to the prior year's performance. Beginning in the first fiscal quarter 2007, Novell no longer excludes stock-based compensation expense from its non-GAAP financial measures. Accordingly, the fiscal year 2006 non-GAAP financial measures were revised to include stock-based compensation for comparative purposes to the current year.

Novell does not provide financial guidance for GAAP financial measures because items identified as excluded from non-GAAP financial measures are difficult to forecast.

A summary of Novell’s vision, mission and strategy can be accessed on the Novell® Web site at: http://www.novell.com/company/ir/qresults/.

Conference call notification and Web access detail

A live Webcast of a Novell conference call to discuss the quarter will be broadcast at 5:00 PM ET March 1, 2007, from Novell’s Investor Relations Web page:
http://www.novell.com/company/ir/qresults/. The domestic conference call dial-in number is 866-335-5255, password “Novell”, and the international dial-in number is +1-706-679-2263, password “Novell”.

The call will be archived on the Web site approximately two hours after its conclusion, and will be available for telephone playback through midnight ET, March 9, 2007. The domestic toll-free replay number is 800-642-1687, and the international replay number is +1-706-645-9291. Replay listeners must enter conference ID number 8070024.

A copy of this press release is posted on Novell's Web site at:
http://www.novell.com/company/ir/qresults/.

Legal notice regarding forward-looking statements

This press release includes statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those related to future financial and operating results, benefits and synergies of the company's brands and strategies, future opportunities and the growth of the market for Identity and Access Management and Linux Platform Products. You should be aware that Novell's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell's ability to realize the benefits anticipated from the Microsoft transaction, Novell's success in executing its Linux Platform Products, Identity and Access Management and Systems and Resource Management strategies, Novell's ability to take a competitive position in the Linux Platform Products, Identity and Access Management and Systems and Resource Management industries, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, Novell's ability to integrate acquired operations and employees, the final conclusions of the Audit Committee (and the timing of such conclusions) concerning matters relating to the company's review of its historical stock-based compensation practices, and the other factors described in Novell's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on January 10, 2006. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by the securities laws.

There can be no assurance that the outcome of the review by the company's Audit Committee of the company's past stock-based compensation practices and the related potential accounting impact will not result in changes in the preliminary financial results for the third and fourth fiscal quarter 2006, the full fiscal year 2006, the first fiscal quarter 2007 or a restatement of financial results provided by the company for any historical period. In addition, the review and possible conclusions may require additional expenses to be recorded, may continue to adversely affect our ability to file required reports with the SEC on a timely basis, may change our conclusions on the effectiveness of our internal control over financial reporting and disclosure controls and procedures and may affect our ability to meet the requirements of the Nasdaq Stock Market for continued listing of our shares; and may result in claims and proceedings relating to such matters, including shareholder litigation and actions by the SEC and/or other governmental agencies and negative tax or other implications for the company resulting from any accounting adjustments or other factors.

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers infrastructure software for the Open Enterprise. We are a leader in enterprise-wide operating systems based on Linux and open source and the security and systems management services required to operate mixed IT environments. We help our customers minimize cost, complexity and risk, allowing them to focus on innovation and growth. For more information, visit http://www.novell.com.

_________________

Novell and NetWare are registered trademarks of Novell, Inc. in the United States and other countries. * Linux is a registered trademark of Linus Torvalds. All other third-party trademarks are the property of their respective owners.

Press Contact:

Bruce Lowry
Novell, Inc.
Phone: 415-383-8408
E-Mail: blowry@novell.com

Investor Relations Contact:

Bill Smith
Novell, Inc.
Phone: 800-317-3195
E-Mail: wsmith@novell.com

                                                                            Page 7 of 15

                                     Novell, Inc.
                Consolidated Unaudited Condensed Statements of Operations (Preliminary)
                           (In thousands, except per share data)

                                                     Fiscal Quarter Ended
                                               ---------------------------------
                                                Jan 31, 2007      Jan 31, 2006
                                               ---------------    --------------
Net revenue:
  Software licenses                                  $ 38,351          $ 42,102
  Maintenance and services                            191,225           200,192
                                               ---------------    --------------
Total net revenue                                     229,576           242,294
                                               ---------------    --------------

Cost of revenue:
  Software licenses                                     4,227             4,545
  Maintenance and services                             69,956            76,778
                                               ---------------    --------------
Total cost of revenue                                  74,183            81,323
                                               ---------------    --------------

Gross profit                                          155,393           160,971
                                               ---------------    --------------

Operating expenses:
  Sales and marketing                                  90,940            88,193
  Product development                                  46,433            43,724
  General and administrative                           25,985            28,801
                                               ---------------    --------------
Total operating expenses before other                 163,358           160,718

Income (loss) from operations before
  other operating expenses (income)                    (7,965)              253

Other operating expenses (income) (1)                  23,334            (1,000)
                                               ---------------    --------------

Income (loss) from operations                         (31,299)            1,253

Other income, net                                      18,059            12,978
                                               ---------------    --------------

Income (loss) from continuing operations,
  before income taxes                                 (13,240)           14,231

Income tax expense                                      6,672            10,001
                                               ---------------    --------------

Income (loss) from continuing operations              (19,912)            4,230

Loss from discontinued operations,
  before income taxes                                       -            (1,043)
Income tax expense                                          -             1,322
                                               ---------------    --------------
Loss from discontinued operations                           -            (2,365)

Net income (loss)                                   $ (19,912)          $ 1,865
                                               ===============    ==============

Income (loss) available to common
stockholders - diluted:

  Continuing operations                             $ (19,912)          $ 4,167
                                               ===============    ==============

  Net income (loss)                                 $ (19,912)          $ 1,811
                                               ===============    ==============

Income (loss) per share available
to common stockholders - diluted:

  Continuing operations                               $ (0.06)           $ 0.01

  Net income (loss)                                   $ (0.06)           $ 0.00

Weighted average shares - diluted                     345,522           394,534

(1) See Page 10 of 15 for a detail of other operating expenses (income).

Certain reclassifications, none of which affected net income (loss), were made to prior period amounts in order to conform to the current period's presentation.

Stock-based compensation expense recorded in above amounts:

                                                     Fiscal Quarter Ended
                                               ---------------------------------
                                                Jan 31, 2007      Jan 31, 2006
                                               ---------------    --------------

Cost of revenue                                       $ 1,017           $ 1,062
                                               ---------------    --------------

Sales and marketing                                     1,928             3,532
Product development                                     2,117             2,637
General and administrative                              1,404             6,271
                                               ---------------    --------------
Total operating expenses                                5,449            12,440

Discontinued operations                                     -               193
                                               ---------------    --------------

Total stock-based compensation expense                $ 6,466          $ 13,695
                                               ===============    ==============

                                                                                     Page 8 of 15
                                             Novell, Inc.
                          Consolidated Unaudited Condensed Balance Sheets (Preliminary)
                                            (In thousands)

                                                       Jan 31, 2007                Oct 31, 2006
                                                     ------------------          ------------------
Assets

Current assets:
    Cash and cash equivalents                              $ 1,025,478                  $  675,787
    Short-term investments                                     790,033                     790,500
    Receivables, net                                           146,291                     233,986
    Prepaid expenses                                            38,099                      32,328
    Other current assets                                        27,254                      28,524
                                                     ------------------          ------------------
Total current assets                                         2,027,155                   1,761,125

Property, plant and equipment, net                             182,721                     184,084
Long-term investments                                                -                       2,263
Goodwill                                                       420,275                     424,701
Intangible assets, net                                          38,980                      40,404
Deferred income taxes                                            4,586                       4,770
Other assets                                                    32,391                      32,376
                                                     ------------------          ------------------

Total assets                                               $ 2,706,108                 $ 2,449,723
                                                     ==================          ==================

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                        $   41,592                  $   44,419
    Accrued compensation                                        71,031                     103,710
    Other accrued liabilities                                  101,941                     106,837
    Income taxes payable                                        47,560                      49,600
    Deferred revenue                                           469,791                     426,971
                                                     ------------------          ------------------
Total current liabilities                                      731,915                     731,537

Deferred income taxes                                            4,119                       4,186
Deferred revenue - long-term                                   258,573                           -
Senior convertible debentures                                  600,000                     600,000
                                                     ------------------          ------------------

Total liabilities                                            1,594,607                   1,335,723

Preferred stock                                                      -                       9,350

Stockholders' equity                                         1,111,501                   1,104,650
                                                     ------------------          ------------------

Total liabilities and stockholders' equity                 $ 2,706,108                 $ 2,449,723
                                                     ==================          ==================

Amounts reported as 'preliminary' for the fourth fiscal quarter ended October 31, 2006 have been updated for a known change in estimate.  Also, reclassifications, none of which affected net income (loss), were made to the prior period amounts in order to conform to the current period's presentation.

                                                                                                Page 9 of 15
                                                 Novell, Inc.
                      Consolidated Unaudited Condensed Statements of Cash Flows (Preliminary)
                                               (In thousands)

                                                                        Fiscal Quarter Ended
                                                                 ------------------------------------
                                                                  Jan 31, 2007        Jan 31, 2006
                                                                 ----------------    ----------------

Cash flows from operating activities:
  Net income (loss)                                                    $ (19,912)            $ 1,865
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Stock-based compensation expense                                       6,466              13,695
    Depreciation and amortization                                         11,164              11,511
    Changes in accounts receivable allowances                                773              (2,973)
    Utilization of previously reserved acquired net operating losses       2,471                 544
    Net (gain) loss on impaired long-term investments                     (1,738)                387
    Gain on sale of venture capital partnership interests                 (3,591)                  -
    Impairment of goodwill and intangible assets                          10,848                   -
    Changes in current assets and liabilities, excluding the effect
     of acquisitions and dispositions                                    341,047                  94
                                                                 ----------------    ----------------

   Net cash provided by operating activities                             347,528              25,123
                                                                 ----------------    ----------------

Cash flows from financing activities:
    Issuance of common stock, net                                          7,385               9,876
    Excess tax benefits from stock-based compensation                      1,986               4,039
    Payment of cash dividends on Series B Preferred Stock                     (5)                  -
                                                                 ----------------    ----------------

    Net cash provided by financing activities                              9,366              13,915
                                                                 ----------------    ----------------

Cash flows from investing activities:
    Purchases of property, plant and equipment                            (4,958)             (7,603)
    Short-term investment activity                                           132               4,474
    Long-term investment activity                                          1,738                (256)
    Cash paid for equity share of Open Invention Network, LLC                  -              (4,225)
    Proceeds from sale of venture capital partnership interests            4,964                   -
    Cash paid for acquisition of Redmojo                                  (9,727)                  -
    Other                                                                    648               2,462
                                                                 ----------------    ----------------

    Net cash used in investing activities                                 (7,203)             (5,148)
                                                                 ----------------    ----------------

Increase in cash and cash equivalents                                    349,691              33,890

Cash and cash equivalents - beginning of period                          675,787             811,238
                                                                 ----------------    ----------------

Cash and cash equivalents - end of period                            $ 1,025,478           $ 845,128
                                                                 ================    ================

Certain reclassifications, none of which affected net income (loss), were made to prior period amounts in order to conform to the current period's presentation.

                                                                                                       Page 10 of 15
                                              Novell, Inc.
                     Unaudited Non-GAAP Adjusted Earnings Information (Preliminary)
                                (In thousands, except per share data)

                                                                              Fiscal Quarter Ended
                                                                   -------------------------------------------
                                                                      Jan 31, 2007            Jan 31, 2006
                                                                   -------------------      ------------------
    GAAP diluted income (loss) available to common
      stockholders from continuing operations                               $ (19,912)                $ 4,167
                                                                   -------------------      ------------------

      Pre-tax adjustments:

        Other operating expenses (income):
          Restructuring expenses                                                7,351                  (1,000)
          Litigation-related income                                              (543)                      -
          Impairment of goodwill and intangible assets                         10,848                       -
          Stock-based compensation review expenses                              5,678                       -
                                                                   -------------------      ------------------
             Sub-total                                                         23,334                  (1,000)
                                                                   -------------------      ------------------

        Non-operating expenses (income):
          Gain on sale of venture capital partnership interests                (3,591)                      -
          Net (gain) loss on impaired long-term investments                    (1,738)                    387
                                                                   -------------------      ------------------
             Sub-total                                                         (5,329)                    387
                                                                   -------------------      ------------------

       Total pre-tax adjustments                                               18,005                    (613)

       Income tax adjustments                                                  (1,567)                    756

       Diluted income (loss) adjustments:
          Allocation of earnings to preferred stockholders                          -                      (1)
                                                                   -------------------      ------------------

       Total net adjustments                                                   16,438                     142

    Non-GAAP diluted income (loss) available to common
      stockholders from continuing operations                                $ (3,474)                $ 4,309
                                                                   ===================      ==================

    GAAP diluted income (loss) per common share
      from continuing operations                                              $ (0.06)                 $ 0.01
          Adjustments detailed above                                             0.05                    0.00
                                                                   -------------------      ------------------

    Non-GAAP diluted income (loss) per common share
      from continuing operations                                              $ (0.01)                 $ 0.01
                                                                   ===================      ==================

    GAAP diluted weighted average shares
      from continuing operations                                              345,522                 394,534

       Change in dilution from assumed:
          Stock option exercises                                                    -                       -
                                                                   -------------------      ------------------

    Non-GAAP diluted weighted average shares                                  345,522                 394,534
                                                                   ===================      ==================

    Revisions were made to prior period amounts in order to include stock-based compensation in the non-GAAP adjusted earnings information and conform to the current period's presentation.

                                                                                                                                                   Page 11 of 15
                                                          Novell, Inc.
                               Consolidated Unaudited Condensed Statements of Operations (Preliminary)
                                            (In thousands, except per share data)

                                                                                         Fiscal Year                                 Trailing Four
                                               Q1 2006       %      Q4 2006%        2006         %       Q1 2007       %       Quarters      %
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------
Net revenue:
  Software licenses                             $ 42,102    17.4     $ 46,078     18.8     $ 173,678    18.0      $ 38,351    16.7     $ 169,927    17.8
  Maintenance and services                       200,192    82.6      198,827     81.2       793,599    82.0       191,225    83.3       784,632    82.2
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------
Total net revenue                                242,294   100.0      244,905    100.0       967,277   100.0       229,576   100.0       954,559   100.0
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Cost of revenue:
  Software licenses                                4,545     1.9        4,591      1.9        18,161     1.9         4,227     1.8        17,843     1.9
  Maintenance and services                        76,778    31.7       71,823     29.3       301,923    31.2        69,956    30.5       295,101    30.9
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------
Total cost of revenue                             81,323    33.6       76,414     31.2       320,084    33.1        74,183    32.3       312,944    32.8
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Gross profit                                     160,971    66.4      168,491     68.8       647,193    66.9       155,393    67.7       641,615    67.2
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Operating expenses:
  Sales and marketing                             88,193    36.4       88,627     36.2       357,407    36.9        90,940    39.6       360,154    37.7
  Product development                             43,724    18.0       43,615     17.8       180,496    18.7        46,433    20.2       183,205    19.2
  General and administrative                      28,801    11.9       23,568      9.6       103,754    10.7        25,985    11.3       100,938    10.6
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------
Total operating expenses before other            160,718    66.3      155,810     63.6       641,657    66.3       163,358    71.2       644,297    67.5
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Income (loss) from operations before
  other operating expenses (income)                  253     0.1       12,681      5.2         5,536     0.6        (7,965)   (3.5)       (2,682)   (0.3)

Other operating expenses (income) (1)             (1,000)   (0.4)       8,525      3.5        44,124     4.6        23,334    10.2        68,458     7.2
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Income (loss) from operations                      1,253     0.5        4,156      1.7       (38,588)   (4.0)      (31,299)  (13.6)      (71,140)   (7.5)
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Other income
  Investment income                               14,467     6.0       34,684     14.2        77,559     8.0        24,308    10.6        87,400     9.2
  Other, net                                      (1,489)   (0.6)      (1,903)    (0.8)       (8,018)   (0.8)       (6,249)   (2.7)      (12,778)   (1.3)
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------
Other income, net                                 12,978     5.4       32,781     13.4        69,541     7.2        18,059     7.9        74,622     7.8
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Income (loss) from continuing operations,
  before income taxes                             14,231     5.9       36,937     15.1        30,953     3.2       (13,240)   (5.8)        3,482     0.4

Income tax expense                                10,001     4.1       16,247      6.6        23,263     2.4         6,672     2.9        19,934     2.1
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Income (loss) from continuing operations           4,230     1.7       20,690      8.4         7,690     0.8       (19,912)   (8.7)      (16,452)   (1.7)

Income (loss) from discontinued operations,
  before income taxes                             (1,043)   (0.4)        (843)    (0.3)       12,900     1.3             -       -        13,943     1.5
Income tax expense (benefit)                       1,322     0.5            -        -           972     0.1             -       -          (350)   (0.0)
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------
Income (loss) from discontinued operations        (2,365)   (1.0)        (843)    (0.3)       11,928     1.2             -       -        14,293     1.5
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Income (loss) before cumulative effect of a
  change in accounting principle                   1,865     0.8       19,847      8.1        19,618     2.0       (19,912)   (8.7)       (2,159)   (0.2)

Cumulative effect of a change in
  accounting principle                                 -       -            -        -          (897)   (0.1)            -       -          (897)   (0.1)
                                              -----------  ------  -----------  -------  ------------ -------  ------------ -------   -----------  ------

Net income (loss)                                $ 1,865     0.8     $ 19,847      8.1      $ 18,721     1.9     $ (19,912)   (8.7)     $ (3,056)   (0.3)
                                              ===========  ======  ===========  =======  ============ =======  ============ =======   ===========  ======

Income (loss) available to common
stockholders - diluted:
  Continuing operations                          $ 4,167     1.7     $ 22,046      9.0      $  7,471     0.8     $ (19,912)   (8.7)
                                              ===========  ======  ===========  =======  ============ =======  ============ =======
  Net income (loss)                              $ 1,811     0.7     $ 21,206      8.7      $ 18,285     1.9     $ (19,912)   (8.7)
                                              ===========  ======  ===========  =======  ============ =======  ============ =======

Income (loss) per share available
to common stockholders - diluted:
  Continuing operations                           $ 0.01               $ 0.06                 $ 0.02               $ (0.06)
  Net income (loss)                               $ 0.00               $ 0.05                 $ 0.05               $ (0.06)

Weighted average shares - diluted                394,534              395,456                365,659               345,522

(1) See Page 10 of 15 for a detail of other operating expenses (income).

Amounts reported as 'preliminary' for the fourth fiscal quarter and fiscal year ended October 31, 2006 have been updated for known changes in estimates, impacting net income (loss).
Also, reclassifications, none of which affected net income (loss), were made to the prior period amounts in order to conform to the current period's presentation.

                                                                                                                             Page 12 of 15
                                                             Novell, Inc.
                                       Consolidated Unaudited Condensed Segment Results (Preliminary)
                                                 (in thousands, except per share data)

                                                                      Fiscal Quarter Ended January 31, 2007
                                  ---------------------------------------------------------------------------------------------------------

                                                   Systems        Identity
                                 Open Platform   and Resource    and Security                      Business         Common
                                  Solutions  %    Management %    Management  %   Workgroup   %   Consulting  %  Unallocated  Total      %
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Net revenue:
  Software licenses                  $ 194   0.8  $ 7,465   17.7  $ 11,407  24.0  $ 19,285  18.4       $ -      -      $ -  $ 38,351  16.7
  Maintenance and services          17,193  72.7   24,697   58.4    16,021  33.6    61,195  58.4         -      -        -   119,106  51.9
  Global services                    6,247  26.4   10,113   23.9    20,187  42.4    24,382  23.3    11,190  100.0        -    72,119  31.4
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total net revenue                   23,634 100.0   42,275  100.0    47,615 100.0   104,862 100.0    11,190  100.0        -   229,576 100.0
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Cost of revenue:
  Software licenses                     25   0.1      780    1.8     2,237   4.7     1,185   1.1         -      -        -     4,227   1.8
  Maintenance and services           2,205   9.3    2,579    6.1     3,142   6.6     3,761   3.6         -      -        -    11,687   5.1
  Global services                    6,368  26.9    5,230   12.4    23,299  48.9    13,619  13.0     9,753   87.2        -    58,269  25.4
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total cost of revenue                8,598  36.4    8,589   20.3    28,678  60.2    18,565  17.7     9,753   87.2        -    74,183  32.3
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Gross profit                        15,036  63.6   33,686   79.7    18,937  39.8    86,297  82.3     1,437   12.8        -   155,393  67.7
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Operating expenses:
  Sales and marketing                    -     -        -      -         -     -         -     -         -     -    90,940    90,940  39.6
  Product development               12,363  52.3    7,293   17.3    15,067  31.6    11,710  11.2         -     -         -    46,433  20.2
  General and administrative             -    -         -      -         -     -         -     -         -     -    25,985    25,985  11.3
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total operating expenses
  before other                      12,363  52.3    7,293   17.3    15,067  31.6    11,710  11.2         -     -   116,925   163,358  71.2
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Income (loss) from
  operations before other
  operating expenses (income)      $ 2,673  11.3 $ 26,393   62.4   $ 3,870   8.1  $ 74,587  71.1   $ 1,437  12.8 $(116,925)  $(7,965) (3.5)
                                  ========= ====  ========  ====  ========= ===== ========= ===== ========= ===== ========= ========= =====

                                                                      Fiscal Quarter Ended October 31, 2006
                                  ---------------------------------------------------------------------------------------------------------
                                                   Systems        Identity
                                Open Platform    and Resource    and Security                      Business          Common
                                  Solutions  %    Management %    Management  %   Workgroup   %   Consulting  %   Unallocated Total      %
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Net revenue:
  Software licenses                    $ 4   0.0  $ 8,602   19.3  $ 10,950  20.3  $ 26,522  23.0       $ -      -      $ -  $ 46,078  18.8
  Maintenance and services          13,908  69.2   25,467   57.2    17,280  32.1    60,729  52.7         -      -        -   117,384  47.9
  Global services                    6,176  30.7   10,471   23.5    25,670  47.6    28,002  24.3    11,124  100.0        -    81,443  33.3
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total net revenue                   20,088 100.0   44,540  100.0    53,900 100.0   115,253 100.0    11,124  100.0        -   244,905 100.0
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Cost of revenue:
  Software licenses                      1   0.0      881    2.0     2,133   4.0     1,576   1.4         -     -         -     4,591   1.9
  Maintenance and services           2,347  11.7    2,609    5.9     3,365   6.2     3,609   3.1         -     -         -    11,930   4.9
  Global services                    6,769  33.7    4,835   10.9    24,334  45.1    14,718  12.8     9,237  83.0         -    59,893  24.5
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total cost of revenue                9,117  45.4    8,325   18.7    29,832  55.3    19,903  17.3     9,237  83.0         -    76,414  31.2
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Gross profit                        10,971  54.6   36,215   81.3    24,068  44.7    95,350  82.7     1,887  17.0         -   168,491  68.8
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Operating expenses:
  Sales and marketing                    -     -        -      -         -     -         -     -         -     -    88,627    88,627  36.2
  Product development               11,876  59.1    6,115   13.7    14,468  26.8    11,156   9.7         -     -         -    43,615  17.8
  General and administrative             -    -         -     -          -     -         -     -         -     -    23,568    23,568   9.6
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total operating expenses
  before other                      11,876  59.1    6,115   13.7    14,468  26.8    11,156   9.7         -     -   112,195   155,810  63.6
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Income (loss) from
  operations before other
  operating expenses (income)       $ (905) (4.5)$ 30,100   67.6   $ 9,600  17.8  $ 84,194  73.1   $ 1,887  17.0 $(112,195) $ 12,681   5.2
                                  ========= ====  ========  ====  ========= ===== ========= ===== ========= ===== ========= ========= =====

                                                                      Fiscal Quarter Ended January 31, 2006
                                  ---------------------------------------------------------------------------------------------------------
                                                   Systems        Identity
                                Open Platform    and Resource    and Security                      Business          Common
                                  Solutions  %    Management %    Management  %   Workgroup   %   Consulting  %   Unallocated Total      %
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Net revenue:
  Software licenses                  $ 404   2.3  $ 6,372   15.0  $ 12,717  25.3  $ 22,609  19.1       $ -      -      $ -  $ 42,102  17.4
  Maintenance and services          12,723  73.5   26,786   63.1    17,129  34.1    67,846  57.3         -      -        -   124,484  51.4
  Global services                    4,175  24.1    9,286   21.9    20,427  40.6    27,880  23.6    13,940  100.0        -    75,708  31.2
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total net revenue                   17,302 100.0   42,444  100.0    50,273 100.0   118,335 100.0    13,940  100.0        -   242,294 100.0
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Cost of revenue:
  Software licenses                     82   0.5      533    1.3     2,479   4.9     1,451   1.2         -     -         -     4,545   1.9
  Maintenance and services           2,590  15.0    2,241    5.3     3,338   6.6     4,353   3.7         -     -         -    12,522   5.2
  Global services                    4,281  24.7    5,261   12.4    24,280  48.3    19,395  16.4    11,039  79.2         -    64,256  26.5
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total cost of revenue                6,953  40.2    8,035   18.9    30,097  59.9    25,199  21.3    11,039  79.2         -    81,323  33.6
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Gross profit                        10,349  59.8   34,409   81.1    20,176  40.1    93,136  78.7     2,901  20.8         -   160,971  66.4
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Operating expenses:
  Sales and marketing                    -     -        -      -         -     -         -     -         -     -    88,193    88,193  36.4
  Product development               11,449  66.2    6,843   16.1    13,265  26.4    12,167  10.3         -     -         -    43,724  18.0
  General and administrative             -     -        -      -         -     -         -     -         -     -    28,801    28,801  11.9
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----
Total operating expenses
  before other                      11,449  66.2    6,843   16.1    13,265  26.4    12,167  10.3         -     -   116,994   160,718  66.3
                                  --------- ----  --------  ----  --------- ----- --------- ----- --------- ----- --------- --------- -----

Income (loss) from
  operations before other
  operating expenses (income)     $ (1,100) (6.4)$ 27,566   64.9   $ 6,911  13.7  $ 80,969  68.4   $ 2,901  20.8 $(116,994)  $   253   0.1
                                  ========= ====  ========  ====  ========= ===== ========= ===== ========= ===== ========= ========= =====

Global services includes consulting, technical support and training services

                                                                                                                                                                                                           Page 13 of 15
                                                                                Novell, Inc.
                                                               Unaudited Trended Segment and Region Revenue
                                                                               (In thousands)

                                                                                                           Fiscal Year                                                                     Change from
Revenue by segment                               Q1 2006           %          Q4 2006%             2006             %           Q1 2007           %             Q1 2007 to Q4 2006            Q1 2007 to Q1 2006
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ---------------------------  ---------------------------

  Open platform solutions
    Linux platform products                         $ 10,382        4.3          $ 13,017        5.3           $ 45,296         4.7           $ 15,166        6.6             $ 2,149       16.5           $ 4,784       46.1
    Other open platform products                       2,745        1.1               893        0.4              8,146         0.8              2,221        1.0               1,328      148.7              (524)     (19.1)
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------
  Total open platform solutions                       13,127        5.4            13,910        5.7             53,442         5.5             17,387        7.6               3,477       25.0             4,260       32.5
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------

  Systems and resource management                     33,158       13.7            34,022       13.9            134,579        13.9             32,162       14.0              (1,860)      (5.5)             (996)      (3.0)
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------

  Identity and security management
    Identity and access management                    25,548       10.5            23,773        9.7             97,721        10.1             23,864       10.4                  91        0.4            (1,684)      (6.6)
    Other identity and security management             4,298        1.8             4,506        1.8             17,975         1.9              3,564        1.6                (942)     (20.9)             (734)     (17.1)
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------
Total identity and security management                29,846       12.3            28,279       11.5            115,696        12.0             27,428       11.9                (851)      (3.0)           (2,418)      (8.1)
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------

  Workgroup
    Open Enterprise Server                            43,112       17.8            47,660       19.5            181,695        18.8             43,207       18.8              (4,453)      (9.3)               95        0.2
    NetWare and other NetWare-related                 18,256        7.5             8,365        3.4             47,779         4.9              7,036        3.1              (1,329)     (15.9)          (11,220)     (61.5)
    Collaboration                                     23,676        9.8            24,394       10.0             96,176         9.9             22,266        9.7              (2,128)      (8.7)           (1,410)      (6.0)
    Other workgroup                                    5,411        2.2             6,832        2.8             23,594         2.4              7,971        3.5               1,139       16.7             2,560       47.3
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------
  Total workgroup                                     90,455       37.3            87,251       35.6            349,244        36.1             80,480       35.1              (6,771)      (7.8)           (9,975)     (11.0)
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------

    Total software-related licenses
      and maintenance                                166,586       68.8           163,462       66.7            652,961        67.5            157,457       68.6              (6,005)      (3.7)           (9,129)      (5.5)

  Global services                                     75,708       31.2            81,443       33.3            314,316        32.5             72,119       31.4              (9,324)     (11.4)           (3,589)      (4.7)
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------

Total net revenue by segment                       $ 242,294      100.0         $ 244,905      100.0          $ 967,277       100.0          $ 229,576      100.0           $ (15,329)      (6.3)        $ (12,718)      (5.2)
                                             ================  =========  ================  =========    ===============   =========   ================  =========    ================  =========  ================  =========

Revenue by region

  Americas                                         $ 133,777       55.2         $ 137,032       56.0          $ 536,813        55.5          $ 126,220       55.0           $ (10,812)      (7.9)         $ (7,557)      (5.6)
  EMEA                                                88,836       36.7            86,362       35.3            345,597        35.7             84,607       36.9              (1,755)      (2.0)           (4,229)      (4.8)
  Asia Pacific                                        19,681        8.1            21,511        8.8             84,867         8.8             18,749        8.2              (2,762)     (12.8)             (932)      (4.7)
                                             ----------------  ---------  ----------------  ---------    ---------------   ---------   ----------------  ---------    ----------------  ---------  ----------------  ---------

Total net revenue by region                        $ 242,294      100.0         $ 244,905      100.0          $ 967,277       100.0          $ 229,576      100.0           $ (15,329)      (6.3)        $ (12,718)      (5.2)
                                             ================  =========  ================  =========    ===============   =========   ================  =========    ================  =========  ================  =========

Certain reclassifications were made to the prior period amounts in order to conform to the current period's presentation.

                                                                                                                                                                                            Page 14 of 15
                                                                      Novell, Inc.
                                  Unaudited Trended Segment Revenue by Software Licenses and Maintenance and Services
                                                                     (In thousands)

                                                                                                   Fiscal Year                                                                   Change from
                                              Q1 2006         %         Q4 2006%            2006           %           Q1 2007          %              Q1 2007 to Q4 2006         Q1 2007 to Q1 2006
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------------------  -------------------------
  Open platform solutions
    Linux platform products
      Software licenses                         $      -          -       $      -           -        $      -           -         $      -           -          $      -           -       $      -           -
      Maintenance and services                    10,382        4.3         13,017         5.3          45,296         4.7           15,166         6.6             2,149        16.5          4,784        46.1
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                  10,382        4.3         13,017         5.3          45,296         4.7           15,166         6.6             2,149        16.5          4,784        46.1
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
    Other open platform products
      Software licenses                              404        0.2              4         0.0             605         0.1              194         0.1               190     4,750.0           (210)      (52.0)
      Maintenance and services                     2,341        1.0            889         0.4           7,541         0.8            2,027         0.9             1,138       128.0           (314)      (13.4)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                   2,745        1.1            893         0.4           8,146         0.8            2,221         1.0             1,328       148.7           (524)      (19.1)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
  Systems and resource management
      Software licenses                            6,372        2.6          8,602         3.5          30,839         3.2            7,465         3.3            (1,137)      (13.2)         1,093        17.2
      Maintenance and services                    26,786       11.1         25,420        10.4         103,740        10.7           24,697        10.8              (723)       (2.8)        (2,089)       (7.8)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                  33,158       13.7         34,022        13.9         134,579        13.9           32,162        14.0            (1,860)       (5.5)          (996)       (3.0)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
  Identity and security management
    Identity and access management
      Software licenses                           11,603        4.8          9,429         3.9          40,760         4.2           10,460         4.6             1,031        10.9         (1,143)       (9.9)
      Maintenance and services                    13,945        5.8         14,344         5.9          56,961         5.9           13,404         5.8              (940)       (6.6)          (541)       (3.9)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                  25,548       10.5         23,773         9.7          97,721        10.1           23,864        10.4                91         0.4         (1,684)       (6.6)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
    Other identity and security management
      Software licenses                            1,114        0.5          1,521         0.6           5,430         0.6              947         0.4              (574)      (37.7)          (167)      (15.0)
      Maintenance and services                     3,184        1.3          2,985         1.2          12,545         1.3            2,617         1.1              (368)      (12.3)          (567)      (17.8)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                   4,298        1.8          4,506         1.8          17,975         1.9            3,564         1.6              (942)      (20.9)          (734)      (17.1)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
  Workgroup
    Open Enterprise Server
      Software licenses                            9,983        4.1         10,990         4.5          39,269         4.1            8,317         3.6            (2,673)      (24.3)        (1,666)      (16.7)
      Maintenance and services                    33,129       13.7         36,670        15.0         142,426        14.7           34,890        15.2            (1,780)       (4.9)         1,761         5.3
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                  43,112       17.8         47,660        19.5         181,695        18.8           43,207        18.8            (4,453)       (9.3)            95         0.2
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
    NetWare and other NetWare-related
      Software licenses                            6,762        2.8          5,509         2.2          24,108         2.5            5,024         2.2              (485)       (8.8)        (1,738)      (25.7)
      Maintenance and services                    11,494        4.7          2,856         1.2          23,671         2.4            2,012         0.9              (844)      (29.6)        (9,482)      (82.5)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                  18,256        7.5          8,365         3.4          47,779         4.9            7,036         3.1            (1,329)      (15.9)       (11,220)      (61.5)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
    Collaboration
      Software licenses                            4,891        2.0          6,581         2.7          23,585         2.4            5,242         2.3            (1,339)      (20.3)           351         7.2
      Maintenance and services                    18,785        7.8         17,813         7.3          72,591         7.5           17,024         7.4              (789)       (4.4)        (1,761)       (9.4)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                  23,676        9.8         24,394        10.0          96,176         9.9           22,266         9.7            (2,128)       (8.7)        (1,410)       (6.0)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
    Other workgroup
      Software licenses                              973        0.4          3,442         1.4           9,082         0.9              702         0.3            (2,740)      (79.6)          (271)      (27.9)
      Maintenance and services                     4,438        1.8          3,390         1.4          14,512         1.5            7,269         3.2             3,879       114.4          2,831        63.8
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                   5,411        2.2          6,832         2.8          23,594         2.4            7,971         3.5             1,139        16.7          2,560        47.3
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
  Total software-related licenses and maintenance
      Software licenses                           42,102       17.4         46,078        18.8         173,678        18.0           38,351        16.7            (7,727)      (16.8)        (3,751)       (8.9)
      Maintenance and services                   124,484       51.4        117,384        47.9         479,283        49.5          119,106        51.9             1,722         1.5         (5,378)       (4.3)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------
                                                 166,586       68.8        163,462        66.7         652,961        67.5          157,457        68.6            (6,005)       (3.7)        (9,129)       (5.5)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------

  Global services                                 75,708       31.2         81,443        33.3         314,316        32.5           72,119        31.4            (9,324)      (11.4)        (3,589)       (4.7)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------

Total net revenue
    Software licenses                             42,102       17.4         46,078        18.8         173,678        18.0           38,351        16.7            (7,727)      (16.8)        (3,751)       (8.9)
    Maintenance and services                     200,192       82.6        198,827        81.2         793,599        82.0          191,225        83.3            (7,602)       (3.8)        (8,967)       (4.5)
                                            ------------- ---------- --------------  ----------   -------------  ----------    -------------  ----------     -------------  ----------  -------------  ----------

Total net revenue                              $ 242,294      100.0      $ 244,905       100.0       $ 967,277       100.0        $ 229,576       100.0         $ (15,329)       (6.3)     $ (12,718)       (5.2)
                                            ============= ========== ==============  ==========   =============  ==========    =============  ==========     =============  ==========  =============  ==========

Certain reclassifications were made to the prior period amounts in order to conform to the current period's presentation.

                                                                                  Page 15 of 15
                                             Novell, Inc.
                   Major IT Software and Solutions Included Within Reported Line Items

                        Open Platform Solutions

                              Linux Platform Products

                                    > SUSE LINUX Enterprise Server
                                    > SUSE LINUX Enterprise Desktop

                              Other Open Platform Products

                                    > openSUSE (formerly SUSE LINUX Professional)
                                    > SUSE Engineering

                        Systems and Resource Management

                              > ZENworks Suite
                              > ZENworks Patch Management
                              > ZENworks Asset Management
                              > ZENworks Linux Management

                        Identity and Security Management

                              Identity and Access Management

                                    > Identity Manager
                                    > SecureLogin
                                    > iChain
                                    > Sentinel

                              Other Identity and Security Management

                                    > Web Services
                                    > eDirectory

                        Workgroup

                              Open Enterprise Server

                                    > Open Enterprise Server

                              NetWare and Other NetWare-Related

                                    > NetWare
                                    > Cluster Services

                              Collaboration

                                    > GroupWise

                              Other Workgroup

                                    > BorderManager

                        Global Services

                              > IT Consulting Services
                              > Technical Support Services
                              > Training Services